Exhibit 99.1

PRESS RELEASE

WeWork Appoints David Tolley As Chief Executive Officer

Company’s Strategic Transformation Efforts Continue

NEW YORK, NY – October 16, 2023 – WeWork Inc. (NYSE: WE) (“WeWork” or the “Company”), the leading global flexible space provider, today announced that David Tolley has been named Chief Executive Officer. Tolley has served as a WeWork Board Member since February 2023 and as interim Chief Executive Officer since May 2023.

“WeWork’s ability to define and lead an evolving world of work is a direct result of the tenacity and hard work of our employees who have built an exceptional product, member experience, and brand,” said Tolley. “As companies continue to rethink their office strategies, and demand for flexible office space continues to grow, WeWork offers a unique suite of solutions that empower entrepreneurs and companies of all sizes to collaborate together, evolve and thrive.”

Tolley brings over 25 years of experience creating and executing strategies and operational improvements that drive value, cash flow, and revenue. Tolley will continue to lead WeWork’s ongoing transformation efforts. WeWork remains focused on building a sustainable and profitable business as it executes its strategic plan, which includes renegotiating nearly all of its leases to reduce rent expenses and driving operational efficiency. WeWork also continues to invest in its buildings, offerings, and products to strengthen its global footprint, and further enhance its signature member experience.

“Over the past few months we have taken decisive and focused actions to improve our business,” Tolley continued. “The steps we are taking now to achieve our goals not only help us achieve profitability and sustain growth, but will position us to serve our members better for the long term. I emphatically believe we’re on the right path, already gaining momentum and seeing promising results from our efforts. I am honored to be leading our world-class team at this important moment for WeWork.”

Tolley most recently served as Chief Financial Officer of Intelsat S.A. from 2019 to 2022. Over the course of his career, Tolley has also served as Chief Financial Officer of OneWeb, was a private equity partner at Blackstone from 2000 to 2011 and prior to that was a Vice President in the Investment Banking Division of Morgan Stanley.

“The Board is pleased to formally welcome David Tolley to WeWork as its Chief Executive Officer. David is a proven leader, with an exceptional track record of running complex and high-impact businesses, and has brought immense energy, discipline, and focus to WeWork since stepping into the role on an interim basis in May. We are confident that David is the right leader for this pivotal moment and in his ability to drive WeWork’s continued transformation,” said Paul Keglevic, chair of WeWork’s Board of Directors.

WeWork also announced that current WeWork Board member, Paul Keglevic, was appointed Chair of the Board of Directors, effective September 1, 2023.

“Paul’s expertise and perspective have already added immense value to WeWork since joining the Board and becoming Chair in September. I look forward to continuing to work with Paul, and the rest of the Board,” added Tolley.

About WeWork

WeWork Inc. (NYSE: WE) was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become the leading global flexible space provider committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.

Forward-Looking Statements

Certain statements made in this press release, including, but not limited to, WeWork’s ongoing transformation efforts, WeWork’s ability to execute its strategic plan, including renegotiating its leases, and WeWork’s ability to achieve profitability and sustain growth. WeWork’s ability to return to growth and WeWork’s position for the long term, may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in these forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, WeWork’s ability to effectively implement its strategic plan, WeWork’s liquidity needs to operate its business and execute its strategy, and related use of cash and the other risks and uncertainties described in WeWork’s annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. WeWork undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

Source: We Work

Source: We Work

Category: Investor Relations

Investor Relations:

investor@wework.com

Press:

press@wework.com